EXHIBIT 32

  SECTION 1350 CERTIFICATION

To our knowledge, the undersigned executive officers of the Registrant hereby certify that this Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Thomas A. Vann	/s/ William L. Wall
Thomas A. Vann	William L. Wall
President and	Executive Vice President
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
Date: May 9, 2011	Date: May 9, 2011